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                                                                   EXHIBIT 23.3

                             THARP, LIOTTA & JANES
                               ATTORNEYS AT LAW
                         FIRST NATIONAL BANK BUILDING
                      FAIRMONT, WEST VIRGINIA 26555-1509
                                 P.O. BOX 1509

J. SCOTT THARP
JAMES A. LIOTTA                                        TELEPHONE (304) 363-1123
DAVID R. JANES                                         FAX NO. (304) 366-1386
KAREN M. YOKUM




                           CONSENT OF LEGAL COUNSEL

We hereby consent to the reference to us under the heading ``Legal
Matters'' in the Joint Proxy Statement/Prospectus of Wesbanco, Inc. and
First Fidelity Bancorp, Inc. constituting part of this Registration Statement on Form S-4 filed by Wesbanco, Inc. relating to the registration of shares of Wesbanco, Inc. Common Stock and 8% Cumulative Convertible Preferred Stock in connection with the acquisition of First Fidelity Bancorp, Inc.

                                               THARP, LIOTTA & JANES

                                               By /s/ J. Scott Tharp
                                               -----------------------

January 10, 1994